EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference of our report dated February 7, 2004 except for Note 17, as to which the date is March 4, 2004, relating to the consolidated financial statements of Q Comm International, Inc. and Subsidiary as of December 31, 2003, and for the periods then ended, appearing in the Company's Annual Report of Form 10-KSB for the year ended December 31, 2003, in the accompanying registration statement on Form S-8.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
January 3, 2005